Exhibit 10.8

NUCLEAR DECOMMISSIONING

TRUST AGREEMENT

THIS NUCLEAR DECOMMISSIONING TRUST AGREEMENT (this “Agreement”), dated as of the June 1, 1999 between OLD DOMINION ELECTRIC COOPERATIVE, a Virginia power supply cooperative, duly organized and existing under the laws of the Commonwealth of Virginia, having its principal office at 4201 Dominion Boulevard, Glen Allen, Virginia, 23060 (the “Company”), and CRESTAR BANK, as successor Trustee, a Virginia banking corporation, having its principal office at 919 Main Street, Richmond, Virginia 23219 (the “Trustee”);

WITNESSETH:

WHEREAS, the Company owns an 11.6% undivided ownership interest in nuclear generating facilities located in Louisa County, Virginia, known as the North Anna Nuclear Power Station (the “Station”);

WHEREAS, pursuant to that certain Agreement and Declaration of Trust made as of September 1, 1989 (the “Predecessor Trust Agreement”), the Company (i) established a trust fund (the “Fund”) into which it made contributions to pay for Decommissioning Costs (as herein defined) of the Station, and (ii) appointed Litten, Sipe & Miller, a Virginia general partnership, to serve as Trustee of the Fund;

WHEREAS, pursuant to that Certain Agreement and Declaration of Trust made as of March 1, 1991, between the Company and Bankers Trust Company (the “First Amended and Restated Trust Agreement”), the Company removed Litten, Sipe & Miller as Trustee and appointed Bankers Trust Company as successor Trustee of the Fund;

WHEREAS, pursuant to Article IX of the First Amended and Restated Trust Agreement, the Company wishes to remove Bankers Trust Company as Trustee of the Fund and to appoint Crestar Bank as successor Trustee of the Fund;

WHEREAS, on the date first written above and pursuant to Section 9.2 of the First Amended and Restated Trust Agreement, the Company shall cause Bankers Trust Company to assign, transfer title and pay over to Crestar Bank, as successor Trustee of the Fund, the funds and properties constituting the Fund;

WHEREAS, the Company wishes to wholly amend and restate the First Amended and Restated Trust Agreement, pursuant to Section 10.1 thereof, and to enter into this Agreement with Crestar Bank as successor Trustee with all of the rights, powers, duties, and obligations specified herein; and

WHEREAS, the execution and delivery of this Agreement have been duly authorized by each the Company and the Trustee and all things necessary to make this Agreement a valid and binding agreement by each the Company and the Trustee have been done.

WITNESSETH:

NOW, THEREFORE, THIS AGREEMENT, provides for the continuation of the Fund, the making of payments therefrom, the performance of the covenants of the Company and the Trustee set forth herein; therefore, Banker’s Trust, the current Trustee, does hereby assign, transfer, set over and pledge unto Crestar Bank, the successor Trustee, and to its successors in trust and its assigns, forever, all of its right, title and interest in and to any and all cash and property herewith and hereafter contributed to the Fund, subject to the provisions hereof.

TO HAVE AND TO HOLD THE SAME IN TRUST for the exclusive purpose of providing funds for the decommissioning of the Station to satisfy the Company’s liability in connection therewith, to pay the administrative costs and other incidental expenses of the Fund, and to make certain investments, all as hereinafter provided.

ARTICLE I

Definitions

Section 1.01. Definitions. Unless the context suggests otherwise, capitalized words shall have the following meanings:

(a) “Administrative Costs” shall mean all ordinary and necessary expenses and other incidental expenses of the Fund incurred in connection with the operation of the Fund, as provided by Applicable Laws, including without limitation, federal, state and local income tax, legal expenses, accounting expenses, actuarial expenses and trustee expenses.

(b) “Applicable Laws” shall mean Federal and State laws, and regulations promulgated thereunder applicable to the Fund, as the same may be amended from time to time.

(c) “Code” shall mean the Internal Revenue Code of 1986, and regulations promulgated thereunder, as amended, or any corresponding section or sections of any future United States Internal Revenue statute.

(d) “Decommissioning Costs” shall mean all expenses, incurred (or to be incurred) in connection with the entombment, decontamination, dismantlement, removal and disposal of the structures, systems and components of the Station when it has permanently ceased the production of electric energy, excluding any costs incurred for the disposal of spent nuclear fuel, as provided by Applicable Laws. Such term includes all expenses to be incurred in connection with the preparation for decommissioning, such as engineering and other planning expenses, and all otherwise deductible expenses to be incurred with respect to the Station after the actual decommissioning occurs, such as physical security and radiation monitoring expenses.

(e) “FERC” shall mean the Federal Energy Regulatory Commission.

(f) “Substantial completion of decommissioning” shall mean the date that the maximum acceptable radioactivity levels mandated by the U.S. Nuclear Regulatory Commission with respect to a decommissioned nuclear power plant are satisfied by the Station; provided, however, that if the Company requests a ruling from the Internal Revenue Service, the date designated by the Internal Revenue Service as the date on which substantial completion of decommissioning occurs shall govern; provided, further, that the date on which substantial completion of decommissioning occurs shall be in accordance with Applicable Laws.

ARTICLE II

Purposes of the Fund: Contributions

Section 2.01. Establishment of the Fund. The Fund shall be maintained separately at all times in the United States pursuant to this Agreement and as a trust in accordance with the laws of the Commonwealth of Virginia. The Company has advised the Trustee that it does not intend to make an election under Section 468A of the Code to qualify the Fund as a Nuclear Decommissioning Reserve Fund thereunder and agrees that fees shall be renegotiated in the event that the Company does make such an election

Section 2.02. Purposes of the Fund. The Fund is established for the exclusive purpose of providing funds for the decommissioning of the Station. The Fund shall accumulate all contributions (whether from the Company or others) which satisfy the requirements of this Agreement. None of the assets of the Fund shall be subject to attachment, garnishment, execution or levy in any manner for the benefit of creditors of the Company.

Section 2.03. Contributions to the Fund. The Company (or by others approved in writing by the Company) shall contribute assets to the Fund from time to time.

ARTICLE III

Payments by the Trustee

Section 3.01. Limitation on Use of Assets. The assets of the Fund shall be used exclusively:

(a) to satisfy in whole or in part any Decommissioning Costs, (b) to pay the administrative costs and other incidental expenses of each Fund separately from the assets of such Fund, and (c) to invest in securities and investments as directed by the investment manager(s) pursuant to Section 4.02(a) hereof or the Trustee pursuant to Section 4.02(b) hereof.

Section 3.02. Certification for Decommissioning Costs. If assets of the Fund are required to satisfy Decommissioning Costs, the Company shall present a certificate substantially in the form attached hereto as Exhibit A to the Trustee signed by any one of the Chairman of the Board, the President or Vice Presidents of the Company, requesting payment from the Fund. Any certificate requesting payment by the Trustee to a third party or to the Company from the Fund for Decommissioning Costs shall include the following:

(a) a statement of the amount of the payment to be made from the Fund;

(b) a statement that the payment is requested to pay Decommissioning Costs which have been incurred;

(c) the nature of the Decommissioning Costs to be paid;

(d) the payee, which may be the Company in the case of reimbursement for payments previously made or expenses previously incurred by the Company for Decommissioning Costs;

(e) a statement that the Decommissioning Costs for which payment is requested have not theretofore been paid out of funds of the Fund; and

(f) a statement that any necessary authorizations of any governmental agencies having jurisdiction with respect to the decommissioning have been obtained.

The Trustee shall retain at least one counterpart of all copies of such certificates (including attachments) and related documents received by it pursuant to this Article III. The Company shall have the right to enforce payments from the Fund upon compliance with the procedures set forth in this Section 3.02.

Section 3.03. Administrative Costs. The Trustee shall pay, as directed by the Company, the administrative costs and other incidental expenses of the Fund, including all federal, state, and local taxes, if any, imposed directly on the Fund, legal expenses, accounting expenses, actuarial expenses and trustee expenses, from the assets of the Fund.

ARTICLE IV

Concerning the Trustee

Section 4.01. Authority of Trustee. The Trustee hereby accepts the trust created under this Agreement. The Trustee shall have the authority and discretion to manage and control the Fund to the extent provided in this Agreement but does not guarantee the Fund in any manner against investment loss or depreciation in asset value or guarantee the adequacy of the Fund to satisfy the Decommissioning Costs. The Trustee shall not be liable for the acquisition, retention or sale of any asset of the Fund, nor shall the Trustee be responsible for any other loss to or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except for any action not taken in good faith.

Section 4.02. Investment of Fund.

(a) The Company shall have the authority to appoint one or more investment managers who shall have the power to direct the Trustee in investing the assets of the Fund; provided, however, that nothwithstanding the foregoing, neither the Company nor its subsidiaries, affiliates or associates may engage in day-to-day management of the Fund or mandate individual investment decisions. To the extent that the Company chooses to exercise this authority, it shall so notify the Trustee and instruct the Trustee in writing to separate into a separate account those assets the investment of which will be directed by each investment manager. The Company shall designate in writing the person or persons who are to represent any such investment manager in dealings with the Trustee. Upon the separation of the assets in accordance with the Company instructions, the Trustee, as to those assets while so separated, shall be released and relieved of all investment duties, investment responsibilities and investment liabilities normally or statutorily incident to a trustee. The Trustee shall retain all other fiduciary duties with respect to assets the investment of which is directed by investment managers.

(b) To the extent that the investment of assets of the Fund is not being directed by one or more investment managers under Section 4.02(a) hereof, the Trustee shall hold, invest, and reinvest the funds delivered to it hereunder as it in its sole discretion deems advisable. These investments may include, but are not limited to, common trust funds managed by the Trustee or an affiliate, registered investment companies for which the Trustee or an affiliate provides services for a fee, and deposits in the commercial bank of the Trustee or its affiliates. Notwithstanding the foregoing, the Trustee shall be subject to the restrictions set forth herein for investment of the assets of the Fund.

(c) When any investment manager or the Trustee is carrying out its duties hereunder, it must exercise the standard of care, whether in investing or otherwise, that a prudent investor would use in the circumstances. The term “prudent investor” means a prudent investor as described in Restatement of Law (Third), Trusts §227.

Section 4.03. Prohibition Against Self-Dealing. Notwithstanding any other provision in this Agreement, the Trustee shall not engage in any act of self-dealing as defined by Section 468A of the Code if the Company has elected to qualify the Trust under Section 468A of the Code.

Section 4.04. Compensation. As agreed to by the Company, from time to time, the Trustee shall be entitled to receive out of the Fund reasonable compensation for services rendered by it, as well as expenses necessarily incurred by it in the execution of the trust hereunder, provided such compensation and expenses qualify as administrative costs and other incidental expenses of the Fund, as provided for herein. Subject to Section 2.1 providing for a renegotiation of fees in the event the Company makes an election under Section 468A of the Code with respect to the Trust, the initial fee structure to be in effect for the period beginning June 1, 1999 and ending on May 30, 2001 is attached hereto as Schedule A.

Section 4.05. Books of Account. The Trustee shall keep separate true and correct books of account with respect to the Funds which books of account shall at all reasonable times be open to inspection by the Company or its duly appointed representatives. The Trustee shall, upon written request of the Company, permit government agencies, such as the FERC or the Internal Revenue Service, to inspect the books of account of the Fund. The Trustee shall furnish to the Company by the tenth business day of each month a statement for the Fund showing, with respect to the preceding calendar month, the balance of assets on hand at the beginning of such month, all receipts, investment transactions, and disbursements which took place during such month and the balance of assets on hand at the end of such month. The Trustee agrees to provide on a timely basis any information deemed necessary by the Company to file: (i) the Company’s federal, state and local tax returns, and (ii) any other reports required by Applicable Laws.

Section 4.06. Reliance on Documents. The Trustee, upon receipt of documents furnished to it by the Company pursuant to the provisions of this Agreement, shall examine the same to determine whether they conform to the requirements thereof. The Trustee acting in good faith may conclusively rely on the truth of statements and the correctness of opinions expressed in any certificate or other documents conforming to the requirements of this Agreement. If the Trustee in the administration of the Fund shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless evidence in respect thereof is otherwise specifically prescribed hereunder) may be deemed by the Trustee to be conclusively proved or established by a certificate signed by any one of the Chairman of the Board, the President or Vice Presidents of the Company and delivered to the Trustee. The Trustee shall have no duty to inquire into the validity, accuracy or relevancy of any statement contained in any certificate or document nor the authorization of any party making such certificate or delivering such document and the Trustee may rely and shall be protected in acting or remaining from acting upon any such written certificate or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall not, however, be relieved of any obligation to refrain from self-dealing as provided in Section 4.03 hereof.

Section 4.07. Liability and Indemnification. The Trustee shall not be liable for any action taken by it in good faith and, without gross negligence and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice (including counsel for the Company) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and without gross negligence and in accordance with the opinion of such counsel, provided, however, that the Trustee shall be liable for any consequences resulting from self-dealing as provided in Section 4.03 hereof. Provided indemnification does not result in self-dealing under Section 4.03 hereof or in a deemed contribution to the Fund in excess of the limitation on contributions under Applicable Laws, the Company hereby agrees to indemnify the Trustee for and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful recklessness or bad faith on the part of the Trustee, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability hereunder, provided such loss, liability or expense does not result from self-dealing as provided in Section 4.03 hereof, and provided further, that no such costs or expenses shall be paid if the payment of such costs or expenses is prohibited by Applicable Laws.

Section 4.08. Resignation, Removal and Successor Trustees. The Trustee may resign at any time upon thirty (30) days written notifications to the Company. The Company may remove the Trustee for any reason at any time upon thirty (30) days written notification to the Trustee. If a successor Trustee shall not have been appointed within thirty (30) days after the giving of written notice of such resignation or removal, the Trustee or Company may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as provided below. If the Trustee shall be adjudged bankrupt or insolvent, a vacancy shall thereupon be deemed to exist in the office of Trustee and a successor shall thereupon be appointed by the Company. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company an appropriate written instrument accepting such appointment hereunder, subject to all the terms and conditions hereof, and thereupon such successor Trustee shall become fully vested with all the rights, powers, trusts, duties and obligations of its predecessor in trust hereunder, with like effect as if originally named as Trustee hereunder. The predecessor Trustee shall upon written request of the Company, and payment of all fees and expenses, deliver to the successor Trustee the corpus of the Fund and perform such other acts as may be required or be desirable to vest and confirm in said successor Trustee all right, title and interest in the corpus of the Fund to which it succeeds. A successor Trustee is not liable for any act or failure to act of any predecessor Trustee and shall have no duty or responsibility to investigate the act or transactions of any predecessor Trustee and is entitled to accept and rely on the books of account as they may be delivered to it upon its appointment as successor Trustee without incurring any liability or responsibility for so doing.

Section 4.09. Merger of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation to which the corporate trust functions of the Trustee may be transferred, shall be the successor Trustee under this Agreement without the necessity of executing or filing any additional acceptance of this Agreement or the performance of any further act on the part of any other parties hereto.

ARTICLE V

Amendments

The Company may amend this Agreement from time to time, provided the Agreement may not be amended so as to violate Applicable Laws. The Fund is established and shall be maintained for the sole purpose of qualifying as a nuclear decommissioning trust fund under Applicable Law (other than Section 468A of the Code unless the Company makes a subsequent election to qualify the Trust thereunder), and the assets of the Fund shall be used as authorized by Applicable Laws. If the Fund would fail to so qualify because of any provision contained in this Agreement, this Agreement shall be deemed to be amended as necessary to conform with the requirements of Applicable Laws. If a proposed amendment shall affect the responsibility of the Trustee, such amendment shall not be considered valid and binding until such time as the amendment is executed by the Trustee.

ARTICLE VI

Termination

The Fund shall terminate upon the later of: (a) substantial completion of decommissioning of the Station, and (b) termination by the U.S. Nuclear Regulatory Commission of the Company’s operating license with respect to the Station. Upon termination of the Fund, the assets of the Fund shall be distributed in accordance with any written directive of any governmental agency having jurisdiction over decommissioning of the Station. Absent a written directive of such governmental agency within thirty (30) days after such governmental agency is notified of the termination, all of the assets shall be distributed to the Company. The Company shall provide the Trustee with notification that the Fund has terminated and with either: (a) the written directive of the appropriate governmental agency, or (b) a certificate signed by any one of the Chairman of the Board, the President or the Vice Presidents of the Company stating that there is no written directive of any appropriate governmental agency and that thirty (30) days have elapsed since notification to such appropriate governmental agency of termination, as the case may be, prior to distribution of the assets of the Fund.

ARTICLE VII

Miscellaneous

Section 7.01. Binding Agreement. All covenants and agreements in this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and assigns.

Section 7.02. Notices. All notices and communications hereunder shall be in writing and shall be deemed to be duly given on the date mailed if sent by registered mail, return receipt requested, as follows:

CRESTAR BANK

Trust Department

919 Main Street

Richmond, Virginia 23219

OLD DOMINION ELECTRIC COOPERATIVE

Attn: Vice President of Accounting and Finance

P.O. Box 2310

Glen Allen, Virginia 23058-2310

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

Section 7.03. Governing Law. The Funds have been established pursuant to this Agreement in accordance with the requirements for a trust under the laws of the Commonwealth of Virginia, and this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

Section 7.04. Counterparts. This Agreement may be executed in several counterparts, and all such counterparts executed and delivered, each an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Nuclear Decommissioning Trust Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested to as of the day and year first above written.

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Daniel M. Walker
Name:	Daniel M. Walker
Title:	Vice President-Accounting & Finance

CRESTAR BANK

By:	/s/ Karl McTaggart
Name:	Karl McTaggart
Title:	Assistant Vice President

Exhibit A

CERTIFICATE FOR PAYMENT

OF DECOMMISSIONING COSTS

[Name of Trustee],

    as Trustee

[Address]

This Certificate is submitted pursuant to Section 3.02 of the Nuclear Decommissioning Trust Agreement, dated                                     , between Crestar (the “Trustee”) and Old Dominion Electric Cooperative (the “Company”) (the “Agreement”). All capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. In your capacity as Trustee, you are hereby authorized and requested to disburse out of the Funds to                         the amount of $                                 for the payment of the Decommissioning Costs which have been incurred. With respect to such Decommissioning Costs, the Company hereby certifies as follows:

1. The amount to be disbursed pursuant to this Certificate shall be solely used for the purpose of paying the Decommissioning Costs described in Schedule A hereto.

2. None of the Decommissioning Costs described in Schedule A hereto have previously been made the basis of any certificate pursuant to Section 3.02 of the Agreement.

3. Any necessary authorizations of any governmental authority having jurisdiction over the decommissioning of the Station have been obtained.

IN WITNESS WHEREOF, the undersigned have executed this Certificate in the capacity shown below as of                                                  .

OLD DOMINION ELECTRIC COOPERATIVE

By:
Name:
Title:

CRESTAR BANK

By:
Name:
Title:

Certificate of Resolution

I, Vernon N. Brinkley, Secretary of Old Dominion Electric Cooperative, hereby certify that the following is a true copy of action taken by the Board of Directors of the Corporation at a meeting, duly called and convened on April 13th, 1999.

RESOLVED, that the Corporation enter into a Custodian Agreement with Crestar Bank for the deposit and custody of such funds and securities, in one or more accounts, as may be determined from time to time.

RESOLVED, either, that the President, Vice-President, or any officer designated by the President is hereby authorized and directed to execute such documents and to take such additional action as may be appropriate to carry out the purposes of these resolutions.

And the undersigned further certifies that the foregoing resolutions remain in effect and do not contravene the charter of the by-laws of the Corporation.

WITNESS the following signature and seal this 13th day of April, 1999.

/s/ Vernon N. Brinkley
Secretary

OLD DOMINION ELECTRIC COOPERATIVE

AMENDMENT TO

OLD DOMINION ELECTRIC COOPERATIVE

NUCLEAR DECOMMISSIONING TRUST

WHEREAS, Old Dominion Electric Cooperative (the “Company”) maintains the Old Dominion Electric Cooperative Nuclear Decommissioning Trust (the “Trust”), effective September 1, 1989; and

WHEREAS, Article V of the Plan gives the Company the authority to amend the Plan provided the Amendment does not violate Applicable Laws as that term is defined by the Trust;

WHEREAS, the Company has advised the Trustee that certain funds of the Trust are to be invested with Mellon Bank, N.A. (“Mellon”) under a Subordinated Trust Agreement (see, attached) with Mellon serving as the subordinated trustee;

WHEREAS, the Trust does not expressly provide for the investment of Trust assets by the Trustee in a fund maintained by a subordinated trustee;

WHEREAS, the power to invest Trust assets in a fund maintained by a subordinated trustee does not violate Applicable Laws:

NOW, THEREFORE, BE IT RESOLVED THAT:

FIRST: Section 4.02(b) of the Trust is amended and restated in its entirety to read as follows:

(b) To the extent that the investment of assets of the Fund is not being directed by one or more investment managers under Section 4.02(a) hereof, the Trustee shall hold, invest, and reinvest the funds delivered to it hereunder as it in its sole discretion deems advisable. These investments may include, but are not limited to, common trust funds managed by the Trustee, an affiliate, subordinated trust, registered investment companies for which the Trustee, affiliate, or subordinated trustee provides services for a fee, and deposits in the commercial bank of the Trustee or its affiliates. Notwithstanding the foregoing, the Trustee shall be subject to the restrictions set forth herein for investment of the assets of the Fund.

SECOND: The remaining provisions of the Trust are hereby ratified and shall continue with full force and effect.

WITNESS the following signatures:

OLD DOMINION ELECTRIC COOPERATIVE

By:	/s/ Daniel M. Walker
Date:	9/21/99

CRESTAR BANK

By:	/s/ Karl McTaggart
KARL A. McTAGGART, ASST. V.P.
Date:	8/23/99

2

SCHEDULE A

Administrative Fee schedule for Old Dominion Electric Cooperative Nuclear Decommissioning Trust Fund:

2.5 Basis Points (.025%) annually on the first $50 million in Market Value 1.0 Basis Points (.01%) annually on the balance in Market Value

$18 per Book Entry (DTC, Fed Reserve, etc.) security transaction $30 per non-eligible, futures, or Mutual Fund transaction

Base Fee: $1,000 annually

Minimum annual fee: $3,000 (with both Market Value and Transactions fees contributing to the minimum)

Global Custody, On-line Access and tax reporting services if needed, will be quoted separately.